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                                                                   Exhibit (p.3)
                             SEI INVESTMENTS COMPANY
                               CODE OF ETHICS AND
                             INSIDER TRADING POLICY

                 A copy of this Code may be accessed on the SEI
                  intranet site under the Yellow Pages section.

               Any questions regarding SEI's policy or procedures should be referred to a member of the SEI Corporate
                              Compliance Department

JANUARY 2004
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                                TABLE OF CONTENTS

I.   General Policy                                                            3

II.  Code of Ethics                                                            4

     A.   Purpose of Code                                                      4

     B.   Employee/Associate Persons Categories                                5

     C.   Generally Applicable Prohibitions and Restrictions                   6

     D.   Pre-clearance of Personal Securities Transactions                   10

     E.   Reporting Requirements                                              14

     F.    Detection and Reporting of Code Violations                         18

     G.   Violations of the Code of Ethics                                    19

     H.   Confidential Treatment                                              20

     I.   Recordkeeping                                                       20

     J.   Gifts and other Monetary Payments                                   21

     K.   Definitions Applicable to the Code of Ethics                        22

III. Insider Trading Policy                                                   24

     A.   What is "Material" Information?                                     24

     B.   What is "Nonpublic Information"?                                    25

     C.   Who is an Insider?                                                  25

     D.   What is Misappropriation?                                           26

     E.   What is Tipping?                                                    26

     F.   Identifying Inside Information?                                     27

     G.   Trading in SEI Investments Company Securities                       28

     H.   Trading Policies and Procedures for SEI Directors & Officers        28

     I.   Violations of the Insider Trading Policy                            30

IV.  Exhibits - Code of Ethics Reporting Forms                                31

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I.   GENERAL POLICY
     --------------

SEI Investments Company, through various subsidiaries (jointly "SEI"), is an investment adviser, administrator, distributor, and/or trustee of investment companies, collective investments trusts, investment partnership, and other asset management accounts (jointly "Investment Vehicles"). As an investment adviser, SEI is subject to various U.S. securities laws and regulations governing the use of confidential information and personal securities transactions. This code of Ethics and Insider Trading Policy (jointly "Policy") was developed based on those laws and regulations, and sets forth the procedures and restrictions governing the personal securities transactions for all SEI employees.

SEI has a highly ethical business culture and expects that all employees will conduct any personal securities transactions consistent with this Policy and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. When an employee invests for his or her own account, conflicts of interest may arise between a client's and the employee's interest. Such conflicts may include the using of employee's advisory position to take advantage of available investment opportunities, taking an investment opportunity from a client for an employee's own portfolio, or front running which occurs when an employee trades in his or her personal account before making client transactions. As a fiduciary, SEI owes a duty of loyalty to clients, which requires that an employee must always place the interests of clients first and foremost and shall not take inappropriate advantage of his or her position. Thus, SEI employee must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm's clients.

Pursuant to this Policy, employees and other persons associated with SEI will be subject to various pre-clearance and reporting standards for their personal securities transactions based on their personal securities transactions based on their status as defined by this Policy. Therefore, it is important that every person say special attention to the categories set forth to determine which provisions of this Policy applies to him or her, as well as to the sections or restrictions, pre-clearance, and reporting of personal securities transactions.

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Some employees and other persons associated will SEI outside the United Sates are subject to this Policy and the applicable laws of the jurisdictions in which they are located. These laws may differ substantially from U.S. law and may subject employees to additional requirements. To the extent any particular portion of the Policy is inconsistent with foreign law not included herein or within the firm's Compliance manual, employees should consult the SEI Corporate Compliance Department located at SEI's Oaks facility.

Each employee subject to this Policy must read and retain a copy of this Policy and agree to abide by this terms. Failure to comply with the provisions of this Policy may result in the imposition of serious sanctions, including, but not limited to disgorgement of profits, dismissal, substantial personal liability and/or referral to regulatory or law enforcement agencies.

II.  CODE OF ETHICS
     --------------

A.   Purpose of Code
     ---------------

This Code of Ethics ("Code") was adopted pursuant to the provisions of Section 17(j) of the Investment Company Act of 1940 ("the 1940 Act"), as amended, and Rule 17j-1 there under, as amended. Those provisions of the U.S. securities laws were adopted to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by each companies. Employees (including contract employees) and other persons associated with SEI will be subject to various pre-clearance and reporting requirements based on their responsibilities within SEI and accessibility to certain information. Those functions are set forth in the categories below.

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B.   Employees/Associate Person Categories
     -------------------------------------

     1.   Access Person:

     (a) any director, officer or general partner of SEI Investments Distribution Co. ("SIDCO") who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchases or sales of securities by Investment Vehicles for which SIDCO acts as principal underwriter, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to the Investment Vehicles regarding the purchase or sale of securities;

     (b) any director, officer or general partner of SEI Investments Global Fund Services and/or SEI Investments Fund Management who, in connection with his or her regular functions or duties, participates in the selection of an Investment Vehicle's portfolio securities , or has prior or contemporaneous access to information regarding an Investment Vehicles' purchases and sales or portfolio securities;

     (c) any natural person in a "control" relationship to an Investment Vehicle or SEI Investments Management Corporation ("SIMC") and/or SEI Investments Management Corporation II ("SIMC II") who obtains prior or contemporaneous information concerning recommendations made to an Investment Vehicle with regard to the purchase or sale of securities by the Investment Vehicle.

     2.  Investment Person:

     (a) any director, officer or employee of SIMC or SIMC II who (1) directly oversees the performance of one or more sub-advisers for any Investment Vehicle for which SEI acts as investment adviser, (2) executes or helps executes portfolio transactions for any such Investment Vehicle, or (3) obtains or is able to obtain prior contemporaneous information regarding the purchase or sale of an Investment Vehicle's portfolio securities.

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     3.   Portfolio Person:

     (a) any director, officer or employee of SEI entrusted with direct responsibility and authority to make investment decisions affecting one or more client portfolios.

     4.   Fund Officer:

     (a) any director, officer or employee of SEI who acts as a director or officer of any U.S. registered investment company to which SEI acts as an administrator or sub-administrator or principal underwriter.

     5.   Registered Representative:

     (a) any director, officer or employee who is registered with the National Association of Securities Dealers ("NASD") as a registered representative (Series 6, 7 or 63), a registered principal (Series 24 or 26) or an investment representative (Series 6_), regardless of job title or responsibilities.

     6.   Associate:

     (a) any director, officer or employee of SEI who does not fall within the above listed categories.

C.   Generally Applicable Prohibitions and Restrictions
     --------------------------------------------------

     1. Prohibition Against Fraud, Deceit and Manipulation - All SEI Employees

     All SEI employees and associated persons may not, directly or indirectly, in connections with the purchase or sale, of a Security held or to be acquired by an Investment Vehicle for which SEI acts an investment adviser, administrator or distributor:

     (a) employ any device, scheme or artifice to defraud the Investment
     Vehicle;

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     (b) make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

     (c) engage in any act, practice or course of business that operates or would operate as fraud or deceit upon the Investment Vehicle; or

     (d) engage in any manipulative practice with respect to the Investment Vehicle.

     2.   Excessive Trading of Mutual Fund Shares

     All SEI employees and associated person may not directly or indirectly, engage in short-term excessive trading of shares of open-end funds within the SEI Family of Funds./1/

     For purposes of this section, an SEI employee's or associated person's trades shall be considered "excessive" if made in violation of any stated policy in the mutual fund's prospectus or if the trading involves multiple short-term round trip trades in a Fund for the purpose of taking advantage of short-term market movements.

     3.   Personal Securities Restrictions

     Access Persons:

     . may not purchase or sell, directly or indirectly, any Security within 24 hours before or after the time that the same Security (including any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds) is being purchased or sold by any Investment Vehicle for which SEI acts as adviser, distributor and/or administrator.

----------
/1/ The SEI Family of Funds include the following Trusts: SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds SEI Institutional International Trust, SEI Institutional Investments Trust. SEI Institutional Managed Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust.

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     .    may not acquire Securities as part of an Initial Public Offering
          ("IPO") without obtaining the written approval of their designated Compliance Officer before directly or indirectly acquiring a beneficial ownership in such securities.

     . may not acquire a beneficial ownership interest in Securities issued in a private placement transaction without obtaining prior written approval from the designated Compliance Officer.

     . may not receive any gift of more than de minimus value (currently $100.00 annually) from any person or entity that does business with or on behalf of any Investment Vehicle.

     Investment Persons:

     . may not purchase or sell, directly or indirectly, any Security within 24 hours before or after the time that the same Security (including any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds) is being purchased or sold by any Investment Vehicle for which SEI or one of its sub-adviser acts as investment adviser or sub-adviser to the Investment Vehicle.

     . may not profit from the purchase and sale or sale and purchase of a Security within 60 days of acquiring or disposing of Beneficial Ownership of that Security. This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad-based securities indexes or U.S. Government securities.

     . may not acquire Securities as part of an Initial Public Offering ("IPO") without obtaining the written approval of the designated Compliance Officer before directly or indirectly acquiring a beneficial ownership in such securities.

     . may not acquire a beneficial ownership in Securities issued in a private placement transaction or offering without obtaining prior written approval of the designated Compliance Officer.

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     .    may not receive any gift of more than de minimus value (currently
          $100.00 annually) form any person or entity that does business with or on behalf of any investment Vehicle.

     . may not serve on the board of directors of any publicly traded company.

     Portfolio Persons:

     . may not purchase or sell, directly or indirectly, any Security within 7 days before or after the time that the same Security (including any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds) is being purchased or sold by any Investment Vehicle for which SEI or one of its sub-adviser acts as investment adviser or sub-adviser to the Investment Vehicle.

     . may not profit from the purchase and sale or sale and purchase of a Security within 60 days of acquiring or disposing of Beneficial Ownership of that Security. This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad based securities indexes or U.S. Government securities.

     . may not acquire Securities as part of an Initial Public Offering ("IPO") without obtaining the written approval of the designated Compliance Officer before directly or indirectly acquiring a beneficial ownership in such securities.

     . may not acquire a beneficial ownership in Securities issued in a private placement transaction or offering without obtaining prior written approval of the designated Compliance Officer.

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     .    may not receive any gift of more than de minimus value (currently
          $100.00 annually) form any person or entity that does business with or on behalf of any Investment Vehicle.

     . may not serve on the board of directors of any publicly traded company.

     Registered Representatives:

     .    may not acquire Securities as part of an Initial Public Offering
          ("IPO").

     .    may not participate in investment clubs.

     .    may not give or receive any gifts to or from clients which exceed $
          100.00 in value annually.

D.   Pre-Clearance of Personal Securities Transactions
     -------------------------------------------------

     1.   Access, Investment and Portfolio Persons:

          . must pre-clear each proposed securities transaction with the SEI Compliance Officer or designated representative of the SEI Corporate Compliance Department for all Accounts held in their names or in the names of other in which they hold a Beneficial Ownership interest. No transaction in Securities may be effected without the prior written approval, except those set forth below in Section D.3 which lists the securities transactions that do not require pre-clearance.

          . pre-clearance is required for all lump sum transactions of SEI stock through the firm's stock purchase plan, individual brokerage accounts or the brokerage investment options through the firm's 401(k) plan. (new plan feature targeted)

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          .    the SEI Corporate Compliance Department will keep a record of the approvals, and the rationale supporting, investments in IPOs and private placement transactions. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the opportunity due to his or her employment with SEI and other relevant factors on a case-by-case basis

     2.   Registered Representatives/Associates:

          . Just pre-clear transactions with the SEI Compliance Officer or designated representative of the SEI Corporate Compliance Department only if the Registered Representative or Associate knew or should have known at the time of the transaction that, during the 24 hour period immediately preceding or following the transaction, the Security was purchased or sold or was being considered for purchase or sale by any Investment Vehicle.

     3.   Transactions that do no have to be pre-cleared:

          . purchase or sales over which the employee pre-clearing the transactions (the "Pre-clearing Person") has no direct or indirect influence or control;

          . purchases, sales or other acquisitions of Securities which are non-volitional on the part of the Pre-clearing Person or any Investment Vehicle, such as purchases or sales upon exercise or puts or calls written by Pre-clearing Person, sales from a margin account pursuant to a bona fide margin call, stock dividends, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions;

          . purchases which are part of an automatic dividend reinvestment plan or automatic employees stock purchase plans;

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          .    purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired for such issuer;

          .    acquisitions of Securities through gifts or bequests; and

          .    transactions in open-end funds.

     4.   Pre-clearance Procedures:

          . All requests for pre-clearance of securities transactions must be submitted to SEI Compliance Officer or designated representative of the SEI Corporate Compliance Department by completing a Pre-Clearance Request Form (attached as Exhibit 1) or by using the SEI Automated Pre-Clearance Trading system.

          .    The Following information must be provided for each request:

                    a. Name, date, phone extension and job title

                    b. Transaction detail, i.e. whether the transaction is a buy or sell; the security name and security type; number of shares; price; date acquired if a sale; and whether the security is traded in a portfolio or Investment Vehicle, part of an initial public offering, or part of a private placement transaction; and

                    c. Signature and date; if electronically submitted, initial and date.

          . The SEI Compliance Officer or designated representative of the SEI Corporate Compliance Department will notify the employee whether the trading request is approved or denied via email or through the SEI Automated Pre-Clearance Trading system.

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          .    Employees should not submit a Pre-clearance Request Form for a transaction that he or she does not intend to execute.

          . Pre-clearance trading authorization is valid for 3 business days only. If the transaction is not executed within this period, an explanation of why the previous pre-cleared transaction was not completed must be submitted to the SEI Compliance Department or entered into the SEI Automated Pre-clearance Trading system. Also Open and Limit Orders must be resubmitted for pre-clearance approval if not executed within the 3 business day window.

          . Persons subject to pre-clearance must submit to the SEI Compliance Officer or designated representative of the SEI Corporate Compliance Department transactions reports showing the transactions for all the Investment Vehicles for which SEI or a sub-adviser serves as an investment adviser for the 24 hour period before and after the date on which their securities transactions were effected. These reports may be submitted in hard copy or viewed through the SEI Pre-clearance Trading system. Transaction reports need only to cover the portfolios that hold or are eligible to purchase and sell the types of securities proposed to be bought or sold by person subject to pre-clearance requirements. For example, if a person seeks to obtain approval for a proposed equity trade, only the transactions for the portfolios effecting transactions in equity securities are required.

          . The SEI Compliance Officer or designated representative of the SEI Corporate Compliance Department can grant exemptions from the personal trading restrictions in this Code (with the exception of pre-clearance obligations) upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of

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               the security, the reason for the Employee's requested
               transaction, the amount and timing of client trading in the same or a related security, and other relevant factors.

          . The SEI Corporate Compliance Department will maintain pre-clearance records for 5 years.

E.   Reporting Requirements

     1.   Duplicate Brokerage Statements - ALL SEI EMPLOYEES

          . All SEI Employees are required to instruct their broker/dealer to file duplicate statements with the SEI Corporate Compliance Department at SEI Oaks. Employees in SEI's global offices are required to have their duplicate statements sent to the offices in which they are located. Statements must be filed for all Accounts (including those in which employees have a Beneficial Ownership interest), except those that trade exclusively in open-end funds, government securities or monthly-automated purchases of SEI stock through the employee stock/stock option plans. Failure of a broker/dealer to send duplicate statements will not excuse an Employee's violations of this Section, unless the Employee demonstrates that he or she took every reasonable stop to monitor the broker's or dealer's compliance.

          . Sample letters instructing the broker/dealer firms to send the statements to SEI are attached in Exhibit 2 of this Code. If the broker/dealer required a letter authorizing a SEI employee to open an account, the permission letter may also be found in
               Exhibit 2. Please complete the necessary brokerage information and forward a signature ready copy to the SEI Compliance Officer.

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          .    If no such duplicate statement can be supplied, the Employee should contact the SEI Corporate Compliance department.

     2.   Initial Holdings Report
     (Access, Investment and Portfolio Persons and Fund Officers)

          . Access, Investment and Portfolio Persons and Fund Officers, must submit an Initial Holdings Report to the SEI Compliance Officer or designated representative of the SEI Corporate Compliance Department disclosing every security, including open-end fund accounts, beneficially owned directly or indirectly by such person within 10 days of becoming an Access, Investment or Portfolio Person or Fund Officer. Any person who returns the report late may be subject to the penalties in Section G regarding Code of Ethics violations.

          .    The following information must be provided on the report:

                    a. the title of the security;

                    b. the number of shares held;

                    c. the principal amount of the security; and

                    d. the name of the broker, dealer of bank where the security is held.

                    The information disclosed in the report should be current as of a date no more than 30 days before the report is submitted. If the above information is contained on the employee's brokerage statement, employees may attach the statement, employees may attach the statement and sign the initial holdings report.

          .    The Initial Holdings Report is attached as Exhibit 3 to this
               Code.

     3.   Quarterly Report of Securities Transactions
     (Access, Investment and Portfolio Persons and Fund Officers)

          . Access, Investment and Portfolio Persons and Fund Officers, must submit quarterly transaction

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               reports of the purchases and/or sales of securities in which such persons have a direct or indirect Beneficial Ownership interest. The report will be provided to all of the above defined persons before the end of each quarter by the SEI Compliance officer or designated representative of the SEI Corporate Compliance Department and must be completed and returned no later than 10 days after the end of each calendar quarter. Quarterly
               Transaction Reports that are not returned by the date they are due will be considered late and will be noted as violations of the code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.

          .    The following information must be provided on the report:

                    a. the date of the transaction, the description and number of shares, and the principal amount of each security involved;

                    b. whether the transaction is a purchase, sale or other acquisition or disposition;

                    c. the transaction price; and

                    d. the name of the broker, dealer or bank through whom the transaction was effected;

                    e. a list of securities accounts opened during the quarterly including the name of the broker, dealer or bank and account number.

          .    The Quarterly Report of Securities Transaction is attached as
               Exhibit 4 to this Code.

     4.   Annual Report of Securities Holdings
     (Access, Investment and Portfolio Persons and Fund officers)

          . On annual basis, Access, Investment and Portfolio Persons and Fund Officers, must submit to the SEI Compliance Officer or designed representative of the SEI Corporate Compliance Department an Annual Report of Securities Holdings that contains a list of all securities, including open-end fund accounts, in which they have any direct or indirect Beneficial Ownership interest.

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          .    The following information must be provided on the report:

                    a. the title of the security;

                    b. the number of shares held;

                    c. the principal amount of the security; and

                    d. the name of the broker, dealer or bank where the security is held.

                    The information disclosed in the report should be current as of a date no more than 30 days before the report is submitted. If the above information is contained on the employee's brokerage statement, employees may attach the statement and sign the annual holdings report.

          . Annual Reports must be completed and returned to the SEI Compliance Officer or designated representative of the SEI Corporate Compliance Department within 30 days after the end of the calendar year-end. Annual Reports that are not returned by the date they are due will be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.

          . The Annual Report of Securities Holdings is attached as Exhibit 5 to this Code.

     5.   Annual Certification of Compliance - All SEI Employees

          .    All employees will be required to certify annually that they:

               .    have read the Code of Ethics;

               .    understand the Code of Ethics; and

               .    have complied with the provisions of the Code of Ethics.

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          .    The SEI Compliance Officer or designated representative from the
               SEI Corporate Compliance Department will send out annual forms to all employees that must be completed and returned no later than 30 days after the end of the calendar year.

          . The Annual Certification of Compliance is attached as Exhibit 6 to this Code.

     F.   Detection and Reporting of Code Violations
          ------------------------------------------

          1. The SEI Compliance Officer or designated representative of the SEI Corporate Compliance Department will:

          . review the personal securities transaction reports or duplicate statements filed by Employees and compare the reports or statements of the Investment Vehicles' completed portfolio transactions. The review will be performed on a quarterly basis. If the SEI Compliance Officer or the designated representative of the Corporate Compliance Department determines that a compliance violation may have occurred, the Officer will give the person an opportunity to supply explanatory material.

          . prepare an Annual Issues and Certification Report to the Board of Trustees or Directors of the Investment Vehicles that, (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SEI has adopted procedures reasonably necessary to prevent its access, investment and portfolio personnel from violating this code; and

          . prepare a written report to SEI management personnel outlining any violations of the Code together with recommendations for the appropriate penalties;

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          .    prepare a written report detailing any approval(s) granted for the purchase of securities offered in connection with an IPO or a private placement. The report must include the rationale supporting any decision to approve such a purchase.

G.   Violations of the Code of Ethics
     --------------------------------

     1.   Penalties:

          . Employees who violate the Code of Ethics may be subject to serious penalties which may include:

               .    written warning;

               .    reversal of securities transactions;

               .    restriction of trading privileges;

               .    disgorgement of trading profits;

               .    fines;

               .    suspension or termination of employment; and/or

               .    referral to regulatory or law enforcement agencies.

     2.   Penalty Factors:

          . Factors which may be considered in determining an appropriate penalty include, but are not limited to:

               .    the harm to clients;

               .    the frequency of occurrence;

               .    the degree of personal benefit to the employee;

               .    the degree of conflict of interest;

               .    the extent of unjust enrichment;

               . evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or

               . the level of accurate, honest and timely cooperation from the employee.

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H.   Confidential Treatment
     ----------------------

     . The SEI Compliance Officer or designated representative from the Corporate Compliance Department will use their best efforts to assure that all requests for pre-clearance, all personal securities reports and all reports for securities holdings are treated as "Personal and Confidential." However, such documents will be available for inspection by appropriate regulatory agencies and other parties within outside SEI as are necessary to evaluate compliance with or sanctions under this Code.

I.   Recordkeeping
     -------------

     . SEI will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

     . A copy of this Code that is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place for a period of five years.

     . A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

     . A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

JANUARY 2004                                                                  20
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


     . A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place for a period of at least five years from the end of the calendar year in which it is made.

     . A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

J.   Gift and other Monetary Payments
     --------------------------------

     . All Employees should not seek, accept or offer any gifts or favors of more than a minimal value (currently $100 annually) or provide any preferential treatment in dealings with any client, broker/dealer, portfolio company, financial institution or any other organization with whom the firm transacts business. Occasional participation in lunches, dinners, sporting activities or similar gatherings conducted for business purposes are not prohibited. However, for both the Employee's protection and that of the firm it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodging are paid for by any other party than SEI Investments Company.

     . Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

     .    Use of the firm's funds for political purposes.

JANUARY 2004                                                                  21
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


     . Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount with an understanding that part of all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

     . Payments to government officials or employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes)

     . Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

     . Use of the funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.

K.   Definitions Applicable to the Code of Ethics
     --------------------------------------------

     . Account - a securities trading account held by an Employee and by any such person's spouse, minor children and adults residing in his or her household (each such person, an "immediate family member"); any trust for which the person is a trustee or from which the Employee benefits directly or indirectly; any partnership (general, limited or otherwise) of which the Employee is a general partner or a principal of the general partner; and any other account over which the Employee exercises investment discretion.

     . Beneficial Ownership - Security ownership in which a person has a direct or indirect financial interest. Generally, an employee will be regarded as a beneficial owner of Securities that are held in the name of:

               a. a spouse or domestic partner;
               b. a minor child;

JANUARY 2004                                                                  22
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


               c. a relative who resides in the employee's household; or

               d. any other person IF: (a) the employee obtains from the securities benefits substantially similar to those of ownership (for example, income from securities that are hold by a spouse); or (b) the employee can obtain title to the securities now or in the future.

     . Control - means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

     . Initial Public Offering - an offering of securities for which a registration statement has not been previously filed with the U.S. SEC and for which there is no active public market in the shares.

     . Purchase or sale of a Security - includes the writing of an option to purchase or sell a security.

     . Security - includes notes, bonds, stocks (including closed-end funds), convertibles, preferred stock, options on securities, futures on broad-based market indices, warrants and rights. A "Security" does not include direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and, shares issued by open-end funds.

JANUARY 2004                                                                  23
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


III. INSIDER TRADING POLICY
     ----------------------

     All SEI Employees are required to refrain from investing in Securities based on material nonpublic inside information. This policy is based on the U.S. federal securities laws that prohibit any person from:

     .    trading on the basis of material, nonpublic information;
     .    tipping such information to others;
     . recommending the purchase or sale of securities on the basis of such information;
     .    assisting someone who is engaged in any of the above activities; and
     . trading a security, which is the subject of an actual or impending tender offer when in possession of material nonpublic information relating to the offer.

     This includes any confidential information that may be obtained by Access, Investment and Portfolio Persons, and Fund Officers, regarding the advisability of purchasing or selling specific securities for any Investment Vehicles or on behalf of clients. Additionally, this policy includes any confidential information that may be obtained about SEI Investments Company or any of its affiliated entities. This Section outlines basic definitions and provides guidance to Employees with respect to this Policy.

A.   What is "Material" Information?
     -------------------------------

     Information is material when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, if disclosing certain information will have a substantial effect on the price of a company's securities, or on the perceived value of the company or of a controlling interest in the company, the information is material, but information may be material even if it does not have any immediate direct effect on price or value. There is no simple "bright line" test to determine when information is material;

JANUARY 2004                                                                  24
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


     assessments of materiality involve a highly fact-specific inquiry. For this reason, any question as to whether information is material should be directed to the SEI Corporate Compliance Department.

B.   What is "Nonpublic" Information?
     --------------------------------

     Information about a publicly traded security or issuer is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

     Information about securities that are not publicly traded, or about the issuers of such securities, is not ordinarily disseminated broadly to the public. However, for purposes of this policy, such private information may be consider "public" private information to the extent that the information has been disclosed generally to the issuer's security holders and creditors. For example, information contained in a private placement memorandum to potential investors may be considered "public" private information with respect to the class of persons who received the memorandum, but may still be considered "nonpublic" information with respect to creditors who were not entitled to receive the memorandum. As another example, a controlling shareholder may have access to internal protections that are not disclosed to minority shareholders; such information would be considered "nonpublic" information.

C.   Who Is an Insider?
     ------------------

     Unlawful insider trading occurs when a person, who is considered an insider, with a duty not to take advantage of material nonpublic information violates that duty. Whether a duty exists is a complex legal question. This portion of the Policy is intended to

JANUARY 2004                                                                  25
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


     provide an overview only, and should not be read as an exhaustive discussion of ways in which persons may become subject to insider trading prohibitions.

     Insiders of the company include its officers, directors (or partners), and employees, and may also include a controlling shareholder or other controlling person. A person who has access to information about the company because of some special position of trust or has some other confidential relationship with the company is considered a temporary insider of that company. Investment advisers, lawyers, auditors, financial institutions, and certain consultants and all of their officers, directors or partners and employees are all likely to be temporary insiders of their clients.

     Officers, directors or partners, and employees of a controlling shareholder may be temporary insiders of the controlled company, or may otherwise be subject to a duty not to take advantage of inside information.

D.   What is Misappropriation?
     -------------------------

     Misappropriation usually occurs when a person acquires inside information about Company A in violation of a duty owed to Company B. For example, an employee of Company B may know that Company B is negotiating a merger with Company A; the employee has a material nonpublic information about Company A and must not trade in Company A's shares.

     For another example, Employees who, because of their association with SEI, receive inside information as to the identity of the companies being considered for investment by SEI Investment Vehicles or by other clients, have a duty not to take advantage of that information and must refrain from trading in the securities of those companies.

E.   What is Tipping?
     ----------------

     Tipping is passing along inside information; the recipient of a tip (the "tippee") becomes subject to a

JANUARY 2004                                                                  26
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


     duty not to trade while in possession of that information. A tip occurs when an insider or misappropriator (the "tipper") discloses inside information to another person, who knows or should know that the tipper was breaching a duty by disclosing the information and that the tipper was providing the information for an improper purpose. Both tippees and tippers are subject to liability for insider trading.

F.   Identifying Inside Information
     ------------------------------

Before executing any securities transaction for your personal account or for others, you must consider and determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you must take the following steps:

     1. Report the information and proposed trade immediately to the Corporate Compliance Department or designated Compliance Officer;
     2. Do not purchase or sell the securities on behalf of yourself or others; and
     3. Do not communicate the information inside or outside SEC, other than to the Corporate Compliance Department or designated Compliance Officer.

     These prohibitions remain in effect until the information becomes public.

     Employees managing the work of consultants and temporary employees who have access to material nonpublic information are responsible for ensuring that consultants and temporary employees are aware of this Policy and the consequences of non-compliance.

JANUARY 2004                                                                  27
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


G.   Trading in SEI Investment Company Securities - All SEI Employees
     ----------------------------------------------------------------

     This Policy applies to All SEI employees with respect to trading in the securities of SEI Investments Company, including shares held directly or indirectly in the Company's 401(k) plan. Employees, particularly "officers" (as defined in Rule 16(a)-1(f) in the Securities Exchange Act of 1934, as amended), of the company should be aware of their fiduciary duties to SEI and should be sensitive to the appearance of impropriety with respect to any of their personal transactions in SEI's publicly traded securities. Thus, the following restrictions apply to all transactions in SEI's publicly traded securities occurring in an employee's Account and in all other accounts in which the employee benefits directly or indirectly, or over which the employee exercises investment discretion.

     TRADING RESTRICTIONS - All SEI Employees

     . Major Events - ALL Employees who have knowledge of any SEI events or developments that may have a "material" impact on SEI's stock that have not been publicly announced are prohibited from buying or selling SEI's publicly traded securities before such announcements. (See definition of "material information" contained in III. A. above.)

     . Short Selling and Derivatives Trading Prohibition - ALL Employees are prohibited from engaging in short sales and options trading of SEI's common stock.

H.   Trading Policies and Procedures for SEI Directors and Officers
     --------------------------------------------------------------

     . Mandatory Pre-clearance for SEI Stock - All Directors and Officers of SEI and any other persons designated by the SEI General Counsel as being subject to SEI's pre-clearance requirement,

JANUARY 2004                                                                  28
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


          together with their family members, may not engage in any transaction involving the Company's securities (including a stock plan transaction such as an option exercise, a gift, a loan or pledge or hedge, a contribution to a trust, or any other transfer) without first obtaining pre-clearance of the transactions from SEI's designated Pre-Clearance Officer. A request for pre-clearance should be submitted to the Officer at least five days in advance of the proposed transaction. The SEI Pre-Clearance Officer will then determine whether the transactions may proceed and, if so, assist in complying with the reporting requirements.

     . Blackout Period on SEI Stock - Directors and Officers are prohibited from buying or selling SEI's publicly traded securities during the blackout period.

     .    The SEI blackout periods are as follows:

     . for the First, second and third quarterly financial reports begins at the close of the prior quarter and ends after SEI publicly announces the financial results for that quarter.

     . for the Annual and fourth quarter financial reports begins on the 6th business day of the first month following the end of the calendar year-end and ends after SEI publicly announces its financial results.

               All securities trading during these black-out periods may only be conducted with the approval of SEI's General Counsel or the Corporate Compliance Director. In no event may securities trading in SEI's stock be conducted while a Director or Officer of the company is in possession of material non public information regarding SEI.

     . Short Swing Profits - Directors and Officers may not profit from the purchase and sale or sale and purchase of SEI's securities within 6 months of acquiring or disposing of Beneficial Ownership of that Security.

JANUARY 2004                                                                  29
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

I.   Violations of the Insider Trading Policy
     ----------------------------------------

          Unlawful trading of securities while in possession of material nonpublic information, or improperly communicating that information to others, is a violation of the federal securities laws and may expose violators to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall or loss avoided, and an order permanently enjoining violators from such activities. Violators may be sued by investors seeking to recover damages for insider trading violations. In addition, violations by an employee of SEI may expose SEI to liability. SEI views seriously any violation of this Policy, even if the conduct does not, by itself, constitute a violation of the federal securities laws. Violations of this Policy constitute grounds for disciplinary sanctions, including dismissal.

JANUARY 2004                                                                  30
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


                             SEI INVESTMENTS COMPANY
               CODE OF ETHICS AND INSIDER TRADING POLICY EXHIBITS

Exhibit 1      Pre-clearance Request Form

Exhibit 2      Account Opening Letters to Brokers/Dealers

Exhibit 3      Initial Holdings Report

Exhibit 4      Quarterly Transaction Report

Exhibit 5      Annual Securities Holdings Report

Exhibit 6      Annual Compliance Certification

JANUARY 2004                                                                  31
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


                                    EXHIBIT 1

JANUARY 2004                                                                  32
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


                            PRECLEARANCE REQUEST FORM

Name:                                  Date:
Ext #:                                 Title/Position:

Transaction Detail: I request prior written approval to execute the following trade:

Buy: [_]    Sell: [_]    Security Name:             Security type:

No. of Shares:             Price:             If sale, date acquired:

Held in an SEI Portfolio: Yes [_] No [_]  If yes, provide: (a) the
                                           Portfolio's name:

(b) the date Portfolio bought or sold the security:

Initial Public Offering:               Private Placement:
[_] Yes    [_] No                      [_] Yes    [_] No

Disclosure Statements

I hereby represent that, to the best of my knowledge, neither I nor the registered account holder: (1) have knowledge of a possible or pending purchase or sale of the above security in any of the portfolios for which SEI acts as an investment adviser, distributor, administrator, or for which SEI oversees the performance of one or more it sub-advisers; (2) is in possession of any material nonpublic information concerning the security to which this request relates; and
(3) is engaging in any manipulative or deceptive trading activity.

I acknowledge that if the Compliance Officer to whom I submit this written request determines that the above trade would contravene SEI Investments Company's Code of Ethics and Insider Trading Policy ("the Policy"), the Compliance Officer in his or her sole discretion has the right nor to approve the trade, and I undertake to abide by his or her decision.

I acknowledge that this authorization is valid for a period of three (3) business days.

Signature:                      Date:

Compliance Officer's Use Only

Approved: [_]            Disapproved: [_]     Date:

By:                      Comments:

Transaction Report Received:    Yes [_]       No [_]

Note: This preclearance will lapse at the end of the day on             , 20   .
                                                            ------------    ---
If you decide not to effect the trade, please notify the Compliance Department or designated Compliance Officer immediately.

JANUARY 2004                                                                  33
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


                                    EXHIBIT 2

JANUARY 2004                                                                  34
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


Date:

Your Broker
street address
city, state zip code

Re:  Your Name
     your S. S. number or account number

Dear Sir or Madam:

Please be advised that I am an employee of SEI Investments Distribution, Co., a registered broker/dealer an/or SEI Investments Management Corporation, a registered investment advisor. Please send duplicate statements only of this brokerage account to the attention of:

                             SEI Investments Company
                    Attn: The Corporate Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456

This request is made pursuant to SEI's Code of Ethics and Insider Trading Policy and Rule 3050 of the NASD's Code of Conduct.

Thank you for your cooperation.

Sincerely,

Your name

JANUARY 2004                                                                  35
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


Date:

[Address]

Re:  Employee Name
     Account #
     SS#

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of SEI Investments Distribution, Co., a registered broker/dealer and/or SEI Investments Management Corporation, a registered investment adviser. We grant permission for him/her to open a brokerage account with your firm and request that you send duplicate statements only of this employee's brokerage account to:

                             SEI Investments Company
                    Attn: The Corporate Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456

This request is made pursuant to SEI's Code of Ethics and Insider Trading Policy and Rule 3050 of the NASD's Code of Conduct.

Thank you for your cooperation.

Sincerely,

SEI Compliance Officer

JANUARY 2004                                                                  36
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


                                    EXHIBIT 3

JANUARY 2004                                                                  37
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


                             SEI INVESTMENTS COMPANY
                             INITIAL HOLDINGS REPORT

Name of Reporting Person:
                         -------------------------------------------------------

 ------------------------------------------------------

Date Person Became Subject to the Code's Reporting Requirements:
                                                                ----------------

Information in Report Dated as of:
                                  ----------------------------------------------

 ------------------------------------------------------

Date Report Due:
                ----------------------------------------------------------------

---------------------------------------------------------------

Date Report Submitted:
                      ----------------------------------------------------------

---------------------------------------------------------

Securities Holdings

                                                                               PRINCIPAL AMOUNT,
                                                                               MATURITY DATE AND
NAME OF ISSUER AND TITLE OF SECURITY   NO. OF SHARES (IF APPLICABLE)     INTEREST RATE (IF APPLICABLE)
------------------------------------   -----------------------------   ---------------------------------

If you have no securities holdings to report, please check here. [_]

Securities Accounts

NAME OF BROKER, DEALER OR BANK                NAME(S) ON AND TYPE OF ACCOUNT
---------------------------------------   --------------------------------------


If you have no securities accounts to report, please check here. [_]

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.

Signature:                                        Date:
           ----------------------------------           --------------------

Received by:
             --------------------------------

JANUARY 2004                                                                  38
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


                                    EXHIBIT 4

JANUARY 2004                                                                  39
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


                             SEI INVESTMENTS COMPANY
                          QUARTERLY TRANSACTION REPORT
   Transaction Record of Securities Directly or Indirectly Beneficially Owned
                      For the Quarter Ended
                                            ---------------

Name:
      --------------------------------------------------------------------

Submission Date:
                 ------------------------------------------

Securities Transactions

                                                  PRINCIPAL                                 NAME OF
                                                   AMOUNT,                                  BROKER,
                NAME OF                       MATURITY DATE AND                            DEALER OR
              ISSUERS AND                         INTEREST                                    BANK
  DATE OF      TITLE OF      NO. OF SHARES        RATE (IF          TYPE OF                EFFECTING
TRANSACTION    SECURITY     (IF APPLICABLE)      APPLICABLE)      TRANSACTION    PRICE    TRANSACTION
-----------   -----------   ---------------   -----------------   -----------   -------   -----------


If you had no reportable transactions during the quarter, please check here. [_]

Securities Accounts

If you established an account within the quarter, please provide the following information:

NAME OF BROKER,                 DATE ACCOUNT WAS          NAME(S) ON AND TYPE
DEALER OR BANK                     ESTABLISHED                 OF ACCOUNT
-------------------------   -------------------------   ------------------------


If you did not establish a securities account during the quarter, please check here. [_]

JANUARY 2004                                                                  40
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


This report is required of all officers, directors and certain other persons under Section 204 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940 and is subject to examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition persons need not report transactions in bankers' acceptances, certificates of deposit, commercial paper transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

By signing this document, I represent that all reported transactions were pre-cleared through the Compliance Department or the designated Compliance Officer in compliance with the SEI Investments Company Code of Ethics and Insider Trading Policy. In addition, I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Policy.


Signature:
           ---------------------------------

Received by:
             -------------------------------

JANUARY 2004                                                                  41
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


                                    EXHIBIT 5

JANUARY 2003                                                                  42
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

                             SEI INVESTMENTS COMPANY
                        ANNUAL SECURITIES HOLDINGS REPORT
                         As of December 31,
                                            ------------

Name of Reporting Person:
                          -----------------------

Securities Holdings

NAME OF ISSUER AND TITLE OF                                              PRINCIPAL AMOUNT, MATURITY
SECURITY                          NO. OF SHARES (IF APPLICABLE)    DATE AND INTEREST RATE (IF APPLICABLE)
------------------------------   -------------------------------   --------------------------------------


If you had no securities holding to report this year, please check here.   [_]

Securities Accounts

NAME OF BROKER, DEALER OR BANK     DATE ACCOUNT WAS ESTABLISHED        NAME(S) ON AND TYPE OF ACCOUNT
------------------------------   -------------------------------   --------------------------------------


If you have no securities accounts to report this year, please check here. [_]

I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.


---------------------------------        ---------------------------------
Signature                                Received by


-----------
Date

Note: Do not report holdings of U.S. Government securities, bankers' acceptances, certificates of deposit, commercial paper and mutual funds.

JANUARY 2004                                                                  43
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


                                    EXHIBIT 6

JANUARY 2004                                                                  44
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


                             SEI INVESTMENTS COMPANY
                                 CODE OF ETHICS
                         ANNUAL COMPLIANCE CERTIFICATION
                    (MUST BE COMPLETED BY ALL SEI EMPLOYEES)

       Please return the signed form via email to "2004 Code of Ethics" or interoffice the form to SEI Corporate Compliance Department - Wetlands One

1. I hereby acknowledge receipt of a copy of the Code of Ethics and Insider Trading Policy.

2. I have read and understand the Code of Ethics and Insider Trading Policy and recognize that I am subject thereto.

3. I hereby declare that I have complied with the terms of the Code of Ethics and Insider Trading Policy.


Print Name:
            -----------------------------------

Signature:
           ------------------------------------

Date:
      -----------------------------------------

Received by SEI:
                 ------------------------------

JANUARY 2004                                                                  45
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